Exhibit 10.15

FULTON FINANCIAL CORPORATION
DIRECTORS’ EQUITY PARTICIPATION PLAN, AS AMENDED
DIRECTOR STOCK UNIT AWARD AGREEMENT

Fulton Financial Corporation (the “Company”) hereby awards to the eligible Non-Employee Director named below (the “Participant”) the number of restricted stock units of the Company (the “Units”) in accordance with and subject to the terms and conditions of this Agreement together with the provisions of the Company’s 2011 Directors’ Equity Participation Plan (as it may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference (all capitalized terms used herein having the meanings assigned in the Plan unless otherwise herein defined):
Name and Address of Participant:        [PARTICIPANT NAME]
[PARTICIPANT ADDRESS]

Number of Units Awarded:        [#DSU]

Relevant Dates: The following dates are applicable for this Agreement:

Grant Date:                [GRANT DATE]

Lapse of Forfeiture Date:            The first anniversary of the Grant Date

Additional Terms and Conditions:

1.
Each Unit represents the right to receive one share of the Company's common stock, $2.50 par value per share (collectively, the “Shares”), upon the payment date following lapse of forfeiture. The Units will be credited to the Participant in an account established for the Participant until the lapse of forfeiture event occurs; provided, however, that if the Participant makes a deferral election with respect to payment of any or all of the vested Units under the Company’s deferred compensation program for Non-Employee Directors, the terms of that deferral election shall apply to the payment of such deferred Units.

2.
The right to receive the Shares underlying the Units will vest on the lapse of forfeiture date set forth above, or earlier upon the death, Disability or Retirement of the Participant, or departure from the Board resulting from a divestiture or a Change in Control, each as set forth in the Plan. If the Participant ceases to serve as a Director of the Company for any other reason before the lapse of forfeiture date, the unvested Units will be forfeited. Payment of the Shares will occur promptly after vesting, unless the Participant has made a deferral election with respect to any vested Units, in which case the terms of that deferral election shall apply to the payment of such deferred Units.

3.
This Award is subject to the terms of the Plan, the terms and conditions of which will govern this Award to the extent not otherwise provided in this Agreement. A copy of the Plan is being delivered to the Participant with this Agreement.

4.
[Participant has elected to defer payment of the Shares underlying the Units, after the vesting of the right to receive the Shares the Participant shall be entitled to receive Dividend Equivalents, payable in shares of Common Stock, equal to the cash dividends the Company would have paid to such Participant had he or she been the holder of record of the Shares as of the close of business on the record date for the payment of the dividend]

I hereby acknowledge receipt of this award agreement.

Signature: _______________________________________ Date: ____________